UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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United Therapeutics Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1110 Spring Street
Silver Spring, MD 20910

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2005 Annual Meeting of Stockholders of United Therapeutics Corporation will be held at United Therapeutics’ headquarters, 1110 Spring Street, Silver Spring, Maryland 20910 on Wednesday, June 29, 2005 at 9:00 a.m. for the following purposes:

1.     To elect three members of the Board of Directors for terms expiring at the 2008 Annual Meeting of Stockholders; and

2.     To consider and act upon such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on May 2, 2005 are entitled to notice of, and to vote at, the meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THIS MEETING.

By Order of the Board of Directors,

Paul A. Mahon
Secretary

May 9, 2005

Silver Spring, Maryland

UNITED THERAPEUTICS CORPORATION
1110 Spring Street
Silver Spring, MD 20910

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 29, 2005

This Proxy Statement and enclosed proxy are furnished on or about May 9, 2005 to stockholders of United Therapeutics Corporation in connection with the solicitation by the Board of Directors of United Therapeutics of proxies to be voted at the 2005 Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, June 29, 2005 beginning at 9:00 A.M. local time at United Therapeutics’ headquarters, located at 1110 Spring Street, Silver Spring, Maryland 20910.

If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented by the proxy card will be voted in accordance with the stockholder’s directions or, if no directions are indicated, the shares will be voted in accordance with the recommendation of the Board of Directors as specified in this Proxy Statement. The stockholder giving the proxy has the power to revoke the proxy at any time before it is exercised by delivering to the Secretary of United Therapeutics at the above address either a written notice of revocation or a duly executed proxy bearing a later date. If a stockholder decides to attend the Annual Meeting and wishes to change his or her proxy vote, the stockholder may do so by voting in person at the meeting.

United Therapeutics will bear the cost of soliciting proxies. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of United Therapeutics’ common stock, and normal handling charges may be paid for such forwarding service. Officers and other employees of United Therapeutics may solicit proxies in person or by telephone, fax, email or mail, and they will receive no additional compensation if they do so. At the close of business on May 2, 2005 (the “Record Date”), there were 22,626,348 shares of the common stock of United Therapeutics outstanding and entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to vote, either in person or by proxy, at the Annual Meeting, and each share will have one vote.

Election of Directors

The United Therapeutics Board of Directors consists of eight members and is divided into three classes of directors. At each Annual Meeting, members of one of the classes, on a rotating basis, are elected for a three-year term. At this meeting, Raymond Dwek, Roger Jeffs and Christopher Patusky are nominees for election as Class III directors for terms expiring at the 2008 Annual Meeting of Stockholders.

Proxies may not be voted for a greater number of persons than the number of nominees named. Proxies representing shares held as of the Record Date which are returned duly executed will be voted, unless otherwise specified, in favor of these three nominees for the Board. All of the nominees are currently directors of United Therapeutics.

Unless otherwise instructed on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the three persons named as nominees. If the proxy card is signed and returned without any direction given, shares of stock represented by the proxy will be voted FOR the election of the three nominees named on the proxy card. Each of the nominees has consented to be named herein and to continue to serve on the Board of Directors if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead such other person as the Board’s Nominating and Governance Committee may recommend to the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES AS CLASS III DIRECTORS OF UNITED THERAPEUTICS.

The following table presents information concerning persons nominated for election as directors of United Therapeutics and for those directors whose terms of office will continue after the meeting, including their current membership on committees of the Board of Directors, principal occupations or affiliations during at least the last five years and certain other directorships held. For additional information concerning the nominees for directors, including stock ownership and compensation, see DIRECTOR COMPENSATION, BENEFICIAL OWNERSHIP OF COMMON STOCK and EXECUTIVE COMPENSATION below.

Nominees for Election as a Director for Terms Expiring in 2008:

Raymond Dwek, F.R.S Age 63	Member, Nominating and Governance Committee

Professor Dwek is a Fellow of the Royal Society, London, and currently serves as Director of the Glycobiology Institute, Professor of Biochemistry, and Head of the Department of Biochemistry at the University of Oxford. Professor Dwek has been serving in various positions at the University of Oxford since 1966. In 1988, Professor Dwek was the scientific founder of Oxford GlycoSciences PLC, which was publicly traded on the London Stock Exchange and he served as a member of its Board of Directors until its sale in 2003. Professor Dwek and his team at Oxford University are the discoverers of United Therapeutics’ glycobiology platform. He has served as a United Therapeutics director since 2002.

Roger Jeffs, Ph.D. Age 43

Dr. Jeffs joined United Therapeutics in September 1998 as Director of Research, Development and Medical. Dr. Jeffs was promoted to Vice President of Research, Development and Medical in July 2000, and to President and Chief Operating Officer in January 2001. Prior to 1998, Dr. Jeffs worked at Amgen, Inc. as Manager of Clinical Affairs and Associate Director of Clinical Research from 1995 to 1998. Prior to Amgen, Dr. Jeffs worked in the clinical research group of Burroughs Welcome Co. He has served as a United Therapeutics director since 2002.

Christopher Patusky, J.D., M.G.A. Age 41	Chairman, Nominating and Governance Committee Member, Audit Committee

Professor Patusky was appointed by the United Therapeutics Board of Directors to serve as a Class III director effective October 24, 2002. Professor Patusky is the Executive Director and a member of the faculty of the University of Pennsylvania’s Fels Institute of Government where he has worked since January 2002. From 1995 to 2001, Professor Patusky practiced law as a principal in the law firm, Mahon Patusky Rothblatt & Fisher, Chartered. He has served as a United Therapeutics director since 2002.

Directors Continuing in Office:

Christopher Causey, M.B.A. Age 42	Chairman, Compensation Committee Member, Audit Committee

Mr. Causey has served as the Principal of Causey Consortium, a professional services organization providing strategic planning and marketing advice to the healthcare industry since 2002. Previously, Mr. Causey served as a senior marketing officer in a variety of health care and technology companies. From 2001 to 2002, Mr. Causey served as the Chief Marketing Officer for Definity Health Incorporated. From 1999 to 2001, Mr. Causey served as the Vice President for Marketing for DirectAg.com Incorporated. From 1997 to 1999, Mr. Causey served as the Vice President for Marketing for Allina Health System Incorporated. Prior to 1997, Mr. Causey served as the Director of Marketing and Account Management for Blue Cross and Blue Shield of Minnesota. Mr. Causey was elected a United Therapeutics director at the 2003 Annual Meeting of Stockholders and his term expires in 2007.

R. Paul Gray Age 41	Chairman, Audit Committee Member, Compensation Committee

In 2002, Mr. Gray founded Core Concepts, LLC, a strategic and financial consulting firm and he has continued to serve as its managing member. Since 2004, Mr. Gray has served as a director of Earth Search Sciences, Inc., a publicly traded company. From September 2001 to May 2004, Mr. Gray served as Director and acting Chief Financial Officer of Power3 Medical Products, Inc., a publicly traded company. From 2003 to November 2004, Mr. Gray had served as a director of Vertica Software, Inc., a publicly traded company until the completion of a merger transaction in November 2004. From 1999 to 2001, Mr. Gray served as a Director and Chief Financial Officer of Millennium Health Communications, Inc., a start-up high technology company whose select intellectual properties were purchased and were operated by Power3 Medical Products, Inc. In 2001 and until May 2002, Mr. Gray also served as a Director and Chief Financial Officer of Reli-Communications, Inc., which operated telecommunications properties. Reli-Communications filed for bankruptcy protection in 2002 subsequent to Mr. Gray’s departure. From 1985 to 1999, Mr. Gray practiced as a Certified Public Accountant at Ernst & Young LLP, KPMG LLP and Beers & Cutler LLP. Mr. Gray was appointed by the United Therapeutics Board of Directors on February 27, 2003 to fill a vacancy. The Board of Directors has determined that he is an audit committee financial expert as defined under the rules and regulations of the Securities and Exchange Commission and meets the financial sophistication requirement of the listing standards of the NASDAQ Stock Market, Inc. (“NASDAQ”). Mr. Gray’s term expires in 2007.

Raymond Kurzweil Age 57

Mr. Kurzweil is an inventor, entrepreneur and author, and has created several important technologies in the artificial intelligence field. He has received the National Medal of Technology, the MIT-Lemelson Prize, eleven honorary doctorates and honors from three U.S. Presidents. Mr. Kurzweil was selected as a 2002 inductee into the National Inventors Hall of Fame. Since 1995, Mr. Kurzweil has served as the Chief Executive Officer of Kurzweil Technologies, Inc., a technology development firm. He also serves as a member of the board of directors of Inforte Corp., a publicly traded technology consulting company. Mr. Kurzweil has served as a United Therapeutics director since 2002 and his term expires in 2006.

Martine A. Rothblatt, Ph.D., J.D., M.B.A. Age 50

Dr. Rothblatt started United Therapeutics in 1996 and has served as Chairman and Chief Executive Officer since its inception. Prior to founding United Therapeutics, she founded and served as Chief Executive Officer of Sirius Satellite Radio, co-founded and served as Chief Operating Officer of satellite sound broadcasting pioneer WorldSpace Corp., and was principally responsible for several other unique applications of satellite communications technology. She also represented the radio astronomy interests of the National Academy of Sciences’ Committee on Radio Frequencies before the FCC and led the International Bar Association’s efforts to present the United Nations with a draft Human Genome Treaty. Dr. Rothblatt is President of the William Harvey Medical Research Foundation and past-Chairman of the Law and Medicine Committee of the International Bar Association. Her book, Your Life or Mine: How Geoethics Can Resolve the Conflict Between Public and Private Interests In Xenotransplantation, was published by Ashgate in 2004. She has served as a United Therapeutics director since 1996. Her term expires in 2006.

Louis W. Sullivan, M.D. Age 71	Member, Compensation Committee Member, Nominating and Governance Committee

Dr. Sullivan currently serves as a Director of Brystol-Meyers Squibb Company, 3M Corporation, Georgia-Pacific Corporation, CIGNA Corporation, Henry Schein, Inc. BioSante Pharmaceuticals, Inc. and Inhibitex, Inc. Dr. Sullivan was the founding President of Morehouse School of Medicine from 1981 to 1989 and 1993 to 2002, and Dr. Sullivan is now President Emeritus of Morehouse School of Medicine. Dr. Sullivan also serves as a founder and Chairman of Medical Education for South African Blacks, Inc., a member of the National Executive Council for the Boy Scouts of America and a member of the Board of Trustees of the Little League of America. Dr. Sullivan served as Secretary of the United States Department of Health and Human Services from 1989 to 1993. He has served as a United Therapeutics director since 2002 and his term expires in 2006.

Director Independence

The Board of Directors has determined that (i) Professors Dwek and Patusky are “independent” in accordance with Rule 4200(a)(15) of the NASDAQ listing standards, (ii) Dr. Jeffs and Dr. Rothblatt are not “independent” in accordance with Rule 4200(a)(15) of the NASDAQ listing standards due to Dr. Jeff’s employment as President and Chief Operating Officer of United Therapeutics and Dr. Rothblatt’s employment as Chairman and Chief Executive Officer of United Therapeutics, (iii) Raymond Kurzweil is not “independent” in accordance with Rule 4200(a)(15) of the NASDAQ listing standards due to certain payments received in connection with the marketing and consulting agreements described below under CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, and that (iv) Mr. Causey, Mr. Gray and Dr. Sullivan, who are not standing for election at the 2005 Annual Meeting, are “independent” under Rule 4200(a)(15) of the NASDAQ listing standards.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. The Board of Directors has determined that all members of these committees meet the definition of “independence” set forth in Rule 4200(a)(15) of the NASDAQ listing standards. In addition, the Board has determined that the Audit Committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

Audit Committee

Members: R. Paul Gray (Chair), Christopher Causey, M.B.A., and Christopher Patusky, J.D., M.G.A.

The Audit Committee of the Board of Directors held seven meetings during 2004. The Charter for the Audit Committee may be accessed electronically in the “Corporate Governance” section of the “About” page of our website located at www.unither.com or by writing to us at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Audit Committee’s responsibilities include: (a) assisting the Board in its oversight responsibilities regarding the integrity of United Therapeutics’ financial statements and the independent registered public accounting firm’s qualifications and independence; (b) preparing the report required by the United States Securities and Exchange Commission for inclusion in United Therapeutics’ annual proxy statement; (c) retaining and terminating United Therapeutics’ independent auditors; (d) approving in advance all audit and non-audit services to be performed by the independent auditors; (e) approving related party transactions; and (f) performing such other functions as the Board may from time to time assign to the Committee. United Therapeutics’ Board of Directors has determined that Mr. Gray, the Audit Committee Chairman, is an “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission and meets the financial sophistication requirements of the NASDAQ listing standards.

Compensation Committee

Members: Christopher Causey, M.B.A. (Chair), R. Paul Gray, and Louis W. Sullivan, M.D.

The Compensation Committee of the Board of Directors held six meetings during 2004. The Charter for the Compensation Committee may be accessed electronically in the “Corporate Governance” section of the “About” page of our website located at www.unither.com or by writing to us at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Compensation Committee’s responsibilities include (a) overseeing United Therapeutics’ incentive compensation plans and equity-based plans, (b) assisting the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and United Therapeutics; (c) discharging the Board’s responsibilities relating to compensation of United Therapeutics’ executive officers; (d) evaluating United Therapeutics’ Chief Executive Officer and setting her remuneration package; (e) preparing an annual report on executive compensation for inclusion in United Therapeutics’ annual proxy statement; (f) making recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (g) performing such other functions as the Board may from time to time assign to the Compensation Committee. As part of its responsibilities, the Compensation Committee administers United Therapeutics’ 1997 Equity Incentive Plan, as amended and restated.

Nominating and Governance Committee

Members: Christopher Patusky, J.D., M.G.A (Chair), Raymond Dwek, F.R.S., and Louis W. Sullivan, M.D.

The Nominating and Governance Committee of the Board of Directors held two meetings during 2004. The Charter for the Nominating and Governance Committee may be accessed electronically in the “Corporate Governance” section of the “About” page of our website located at www.unither.com or by writing to us at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Nominating and Governance Committee’s responsibilities include: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of United Therapeutics and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board a slate of nominees for election by the stockholders at the Annual Meeting of Stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements; (d) reviewing candidates nominated by stockholders for election to the Board and stockholder proposals submitted for inclusion in United Therapeutics’ proxy materials; (e) developing plans regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) reviewing management succession plans; (i) developing, evaluating, recommending to the Board and monitoring all matters with respect to governance of United Therapeutics; (j) monitoring compliance by United Therapeutics with its legal and regulatory obligations; (k) serving as the Qualified Legal Compliance Committee within the meaning of §307 of the Sarbanes-Oxley Act of 2002; (l) conducting certain independent investigations into allegations of material violations; and (m) such other functions as the Board may from time to time assign to the Nominating and Governance Committee. The Nominating and Governance Committee will consider stockholder recommendations for director. The procedure for nominating a director at the 2006 Annual Meeting of Stockholders is described under DIRECTOR NOMINATIONS below.

Meetings of the Board

In addition to Board committee meetings, the Board of Directors held six meetings during 2004. All directors attended seventy-five percent or more of all Board meetings and committee meetings for the committees on which each director served in 2004. In accordance with applicable NASDAQ rules, the independent members of the Board of Directors met in executive session twice during 2004. United Therapeutics does not have a formal policy regarding directors’ attendance at annual stockholders meetings. Although United Therapeutics’ Board of Directors encourages all Board members to attend such meetings, such attendance is not mandatory. Five Board members attended the 2004 Annual Meeting of Stockholders.

Non-Employee Director Compensation

Each director who is not an employee of United Therapeutics receives a combination of cash compensation and stock option grants for their service to United Therapeutics. In addition to this compensation, members of the Board are also eligible for reimbursement for expenses incurred in connection with attendance at Board and committee meetings and related activities in accordance with United Therapeutics policy.

The following table describes United Therapeutics’ compensation practices for non-employee directors during 2004:

	2004 Non-Employee Director Compensation
	Annual Cash	Annual Stock Option Award (#)
Board Membership	$10,600	9,500
Committee Chairmanship(1):
Audit Committee	$9,000	3,750
Other Committees	$6,000	3,750
Committee Membership(1):
Audit Committee	$4,500	1,250
Other Committees	$3,000	1,250

(1)          Cash and stock option awards for committee chairmanship and committee membership were paid in addition to amounts for Board membership.

In April 2005, the Board approved the following compensation levels effective April 1, 2005:

	2005 Non-Employee Director Compensation
		Stock Option Awards
	Annual Cash	Initial (#)	Annual (#)
Board Membership	$25,000	20,000	15,000
Lead Director(2)	$25,000
Committee Chairmanship(3):
Audit Committee	$20,000	—	—
Compensation Committee	$15,000	—	—
Nominating & Governance Committee	$10,000	—	—
Committee Membership(3):
Audit Committee	$10,000	—	—
Compensation Committee	$7,500	—	—
Nominating & Governance Committee	$5,000	—	—

(2)          Lead director fee is paid in addition to the fee for Board membership. The Charter of the Nominating and Governance Committee requires that the Nominating and Governance Committee Chairperson convene and preside over all meetings of the independent directors and when serving in such capacity, this person is referred to as the “Lead Director” for the Board.

(3)          Cash and stock option awards for committee chairmanship and committee membership are to be paid in addition to amounts for Board membership.

Non-employee directors of United Therapeutics receive stock option grants under United Therapeutics’ Amended and Restated Equity Incentive Plan. Non-employee director’s initial and annual stock option awards are granted with an exercise price equal to the closing price of United Therapeutics’ common stock as reported on the NASDAQ Stock Market on the date of the Annual Meeting. These stock options will fully vest only if the director attends at least 75% of the Board and his or her Board committee meetings from the time of grant until the next annual meeting of stockholders.

Directors may also be compensated for special assignments delegated by the Board, although no such compensation was paid during 2004.

During 2004, United Therapeutics granted options to purchase 76,375 shares to its current non-employee directors, at exercise prices ranging from $25.28 to $44.74 per share.

Stockholder Communications with Directors

United Therapeutics does not have a process for stockholders to send communications directly to the Board, believing that such communications can lead to an inefficient and counterproductive expenditure of Board effort. Instead, stockholders are encouraged to address any communications with directors to our Secretary by overnight mail, acceptance signature required, at United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910. The Secretary will process and direct the communication to the appropriate director, officer or employee at United Therapeutics for response. Stockholders will receive a written acknowledgement from the Secretary upon receipt of his or her written communication. Stockholders may report concerns anonymously and confidentially.

Beneficial Ownership of Common Stock

The following table sets forth certain information as of March 31, 2005 (unless otherwise specified) with respect to the beneficial ownership of United Therapeutics’ common stock by each person who United Therapeutics knows owns beneficially more than 5% of the outstanding shares of its common stock, each director and nominee, each of its Named Executive Officers (which includes its Chief Executive Officer and the four most highly compensated executive officers in 2004) and all of its directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is United Therapeutics’ address.

	Number of Shares	Percentage of
	of Common Stock	Outstanding
Name	Beneficially Owned(1)	Shares
Delaware Management Holdings(2)	2,335,173	9.6%
2005 Market Street Philadelphia, PA 19103
S.A.C. Capital Advisors(2)(3)	1,866,826	7.7%
72 Cummings Point Road Stamford, CT 06902
Ziff Asset Management, L.P.(2)(4)	1,780,000	7.3%
283 Greenwich Avenue Greenwich, CT 06830
Martine A. Rothblatt, Ph.D., J.D., M.B.A.(5)	1,600,211	6.6%
Kingdon Capital Management, LLC(2)	1,313,740	5.4%
152 West 57th Street, 50th Floor New York, NY 10019
Barclays Global Investors, NA et al(2)(6)	1,228,490	5.0%
45 Fremont Street, 17th Floor San Francisco, CA 94105
Roger Jeffs, Ph.D.(7)	327,281	1.3%
Fred T. Hadeed(8)	130,455	*
Paul Mahon, J.D.(9)	118,963	*
Raymond Dwek, F.R.S.(10)	39,689	*
Christopher Patusky, J.D.(11)	35,516	*
Raymond Kurzweil(12)	24,438	*
Louis W. Sullivan, M.D.(13)	22,454	*
R. Paul Gray(14)	17,000	*
Christopher Causey(15)	7,950	*
All directors and executive officers as a group (10 persons)(16)		9.5%

*                          Less than one percent.

(1)                Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes ownership of those shares over which the person has sole or shared voting or investment power. Beneficial ownership also includes ownership of shares of stock subject to rights, options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days after March 31, 2005. Except where indicated otherwise, and subject to community property laws where applicable, to the knowledge of United Therapeutics, the persons listed in the table above have sole voting and investment power with respect to their shares of common stock.

(2)                Beneficial ownership information obtained from a Schedule 13G, or amendment thereto, filed by the named beneficial holder between November 2004 and February 2005. This information is as of the Schedule 13G filing date.

(3)                Based on information contained in Amendment No. 1 to the Schedule 13G, the amended Schedule was filed by: (i) S.A.C. Capital Advisors, LLC, (“SAC Capital Advisors”) with respect to shares of common stock, par value $0.01 per share (“Shares”) of the Issuer beneficially owned by S.A.C. Capital Associates, LLC (“SAC Capital Associates”); (ii) S.A.C. Capital Management, LLC, (“SAC Capital Management”) with respect to Shares beneficially owned by SAC Capital Associates; (iii) SAC Capital Associates with respect to Shares beneficially owned by it; (iv) Sigma Capital management, LLC (“Sigma Capital Management”) with respect to Shares beneficially owned by Sigma Capital Associates, LLC (“Sigma Capital Associates”); (v) Sigma Capital Associates with respect to Shares beneficially owned by it; and (vi) Steven A. Cohen with respect to Shares beneficially owned by SAC Capital Advisors, SAC Capital Management, SAC Capital Associates, Sigma Capital Management and Sigma Capital Associates. The address of the principal business office of (i) SAC Capital Advisors and Mr. Cohen is 72 Cummings Point Road, Stamford, Connecticut 06902, (ii) SAC Capital Management and Sigma Capital Management is 540 Madison Avenue, New York, New York 10022, and (iii) SAC Capital Associates, and Sigma Capital Associates is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies.

(4)                The Schedule 13G was filed on behalf of Ziff Asset Management, L.P., PBK Holdings, Inc. and Philip B. Korsant. The address of principal business office for each of these Reporting Persons is 283 Greenwich Avenue, Greenwich, CT 06830.

(5)                Includes 223,173 shares held by her spouse. Also includes currently exercisable options to purchase 1,119,375 shares held by Dr. Rothblatt and currently exercisable options to purchase 1,468 shares held by her spouse. Dr. Rothblatt disclaims beneficial ownership of all shares and options held by her spouse.

(6)                Based on the Schedule 13G, beneficial ownership is attributable to a reporting group including Barclays Global Investors, N.A., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Capital Inc., Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA, Barclays Private Bank Limited, Bronco (Barclays Cayman) Limited, Palomino Limited and HYMF Limited.

(7)                Includes options to purchase 313,949 shares.

(8)                Includes options to purchase 129,455 shares.

(9)                Includes options to purchase 106,963 shares.

(10)         Includes options to purchase 39,689 shares.

(11)         Includes options to purchase 29,666 shares.

(12)         Includes options to purchase 24,438 shares and 1,850 shares held as trustee of family trust.

(13)         Includes options to purchase 20,854 shares.

(14)         Includes options to purchase 17,000 shares.

(15)         Includes options to purchase 6,050 shares and 1,200 shares held by his spouse as UGTMA trustee on behalf of his children.

(16)         Includes options to purchase 1,808,907 shares.

Executive Compensation

The table below sets forth the annual and long-term compensation for services in all capacities to United Therapeutics for the years ended December 31, 2004, 2003 and 2002 of the Chief Executive Officer and the most highly compensated executive officers whose salary and bonus exceeded $100,000 during the year ended December 31, 2004 (the “Named Executive Officers”). During 2004, in addition to the Chief Executive Officer, there were a total of three executive officers serving United Therapeutics.

Summary Compensation Table

						Long-Term
						Compensation
						Awards
		Annual Compensation				Securities
				Other Annual		Underlying
Name And Principal Position in 2004	Year	Salary	Bonus	Compensation(1)		Options (#)
Martine A. Rothblatt	2004	$600,000	$300,000	$9,836	(2)	—
Chairman and Chief	2003	600,000	—	—		56,274
Executive Officer	2002	490,562	317,522	—		97,226
Roger Jeffs	2004	550,000	200,000	1,300,294	(3)	138,400
President and Chief	2003	500,000	200,000	565,762	(3)	99,272
Operating Officer	2002	288,803	227,067	—		127,600
Fred T. Hadeed	2004	500,000	125,000	618,684	(4)	28,800
Executive Vice President for	2003	400,000	150,000	—		72,317
Business Development and	2002	264,692	120,772	—		46,080
Chief Financial Officer
Paul A. Mahon	2004	500,000	100,000	616,327	(5)	78,800
Executive Vice President,	2003	400,000	150,000	—		72,596
Strategic Planning, General	2002	300,000	125,281	—		4,800
Counsel and Secretary

(1)          Beginning January 1, 2004, United Therapeutics made “matching contributions” under its 401(k) Plan equal to 20% of each participant’s qualifying salary contributions.

(2)          Of the amount shown, approximately $3,000 is related to the use of a company car and $4,000 is related to travel for a family member.

(3)          Of the amount shown, approximately $1,294,000 and $561,000 related to the exercise of stock options and sale of common stock in 2004 and 2003, respectively.

(4)          Of the amount shown, approximately $610,000 related to the exercise of stock options and sale of common stock in 2004.

(5)          Of the amount shown, approximately $611,000 related to the exercise of stock options and sale of common stock in 2004.

Stock Option Grants and Exercises

The following tables show for the year ended December 31, 2004 certain information regarding options granted to, and held at year-end by, the Named Executive Officers. Each of the options listed in the table below was granted pursuant to United Therapeutics’ Amended and Restated Equity Incentive Plan. The percentages shown in the first table are based on an aggregate of 672,192 options granted to employees in 2004, including the Named Executive Officers. Options were granted with an exercise price equal to the closing price for United Therapeutics’ common stock as reported on the NASDAQ National Market on the date of grant. Upon grant, the vesting of these options was such that one-third became exercisable a year from the date of grant, and one-third would vest on each of the second and third anniversaries of the date of grant.

	Option Grants in Last Fiscal Year
	Individual Grants
		% of Total			Potential Realizable Value at
	Number of	Options			Assumed Annual Rates of
	Securities	Granted to	Exercise		Stock Price Appreciation
	Underlying Options	Employees in	Price Per	Expiration	for Option Term
Name	Granted(#)	Fiscal Year	Share	Date	5%	10%
Martine A. Rothblatt	—	—	$—	—	$—	$—
Roger Jeffs	38,400	5.71%	23.48	1/14	567,032	1,436,969
	100,000	14.88	44.74	12/14	2,813,675	7,130,404
Paul A. Mahon	28,800	4.28	23.48	1/14	425,274	1,077,727

	50,000	7.44	44.74	12/14	1,406,837	3,565,202
Fred T. Hadeed	28,800	4.28	23.48	1/14	425,274	1,077,727

Amounts reported in the potential realizable value column above are hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, calculated by assuming that the stock price on the date of grant as determined by the Board’s Compensation Committee appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years). The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent United Therapeutics’ estimate or projection of the future common stock price.

The following table presents information regarding the exercise of stock options during the year ended December 31, 2004 by the Named Executive Officers and the value of unexercised in-the-money options at December 31, 2004. The value of unexercised in-the-money options is based on the closing bid price of $45.12 per share for United Therapeutics’ common stock on December 31, 2004, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option. Options are in-the-money at December 31, 2004 if the fair market value of the underlying securities on that date exceeded the exercise price of the option.

Aggregated Option Exercise
And
Fiscal Year-End Option Values

			Number Of
	Shares		Securities Underlying		Value Of Unexercised
	Acquired on	Value	Unexercised Options at		In-The-Money Options at
	Exercise (#)	Realized ($)	December 31, 2004(#)		December 31, 2004($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Martine A. Rothblatt	—	$—	319,283	—	$7,896,990	$—
Roger Jeffs	84,000	1,294,110	272,925	229,581	8,084,422	3,336,005
Paul A. Mahon	36,000	610,538	95,565	167,197	2,559,781	3,154,636
Fred T. Hadeed	34,992	609,510	87,534	89,511	2,598,333	2,253,137

Executive Officer Employment Agreements

Chief Executive Officer

In April 1999, United Therapeutics entered into an Executive Employment Agreement with Martine A. Rothblatt, its Chief Executive Officer. The employment agreement provides for an initial five-year term which automatically renews for successive one-year periods after each year. Either party may terminate the agreement prior to an annual renewal, which would result in a four-year remaining term. Dr. Rothblatt is entitled to bonuses for each year of the initial term of the agreement in the form of stock options, in addition to other discretionary bonuses that may be awarded by the Board of Directors. As amended in December 2000, the agreement provides that Dr. Rothblatt will receive an option to purchase that number of shares of common stock that is equal to one-eighteenth of one percent of the increase in United Therapeutics’ market capitalization from its average in December each year (commencing December 2000). Prior to their granting, the Compensation Committee of the Board may reduce the number of shares covered by these options. These options will be awarded pursuant to the Amended and Restated Equity Incentive Plan and will be fully exercisable on the date of grant. The options will have an exercise price equal to or exceeding the fair market value of a share of United Therapeutics’ common stock on the date of grant. The options are exercisable over five years if Dr. Rothblatt is a 10% or greater stockholder on the date of grant, or 10 years otherwise. The maximum number of shares reserved for such grants is 7,939,517.

If Dr. Rothblatt’s employment is terminated due to her death or disability, United Therapeutics will continue to pay to Dr. Rothblatt or her estate her current base salary through the end of the calendar year following such death or disability, and if her employment is terminated for disability, United Therapeutics will pay for continued benefits under its short-term and long-term disability insurance programs. If Dr. Rothblatt’s employment is terminated by United Therapeutics other than for cause, or if Dr. Rothblatt terminates her employment for good reason, as these terms are defined in the agreement, including circumstances involving a change in control of United Therapeutics, she will be entitled to a lump sum cash payment equal to the sum of:

•  Her current base salary plus any bonus and incentive payments which have been earned through the date of termination;

•  The greater of her bonus and incentive payments for the prior year or the average of such payments for the prior two years, on a prorated basis for the year of termination;

•  Three times the sum of her highest annual base salary for the preceding twelve months and the greater of her previous year’s bonus and incentive payment or the average of those payments for the previous two years; and

•  The difference between the fair market price and the exercise price of any non-vested options held by Dr. Rothblatt.

In addition, Dr. Rothblatt will receive certain employee and retirement benefits. The agreement prohibits Dr. Rothblatt from engaging in activities competitive with United Therapeutics for five years following termination of her employment.

Finally, as amended on December 29, 2004, the agreement provides for the ability of Dr. Rothblatt to resign as an officer of United Therapeutics for any reason other than as result of a reason constituting cause in order to take a senior advisory position with the company. If Dr. Rothblatt elects to do so, she will be entitled to receive the above termination compensation and continue to be employed on a full-time basis as a Senior Advisor for up to fifteen years from the date of her resignation, for so long as she is willing and able to provide advisory services, with compensation of $50,000 per year without increase, bonus or other adjustment for each year of service. In the event that she chooses to continue her employment as Senior Advisor, Dr. Rothblatt will be obligated to continue to abide by her obligations of confidentiality and non-competition.

Other Executive Officers

United Therapeutics has entered into employment agreements with each of Dr. Jeffs and Messrs. Hadeed and Mahon. As amended on December 29, 2004, the agreements provide for an initial five-year term which automatically renews for successive one-year periods after each year. Either party may terminate the agreement prior to an annual renewal, which would result in a four-year remaining term. Dr. Jeffs’ agreement provides for an annual base salary of at least $250,000. Mr. Hadeed’s agreement provides for an annual base salary of at least $140,000. Mr. Mahon’s agreement provides for an annual base salary of at least $300,000.

In addition, each of the agreements with Dr. Jeffs and Messrs. Hadeed and Mahon provides that if he is terminated by United Therapeutics other than for cause as such term is defined or as a result of a transfer of control of United Therapeutics, or if he terminates the agreement because his authority and responsibilities are materially diminished without cause, then upon the occurrence of any such event, he is entitled to a lump sum payment of the greater of the amount he would have been entitled to receive in base salary through the remaining term of the agreement or an amount equal to two years of his then-current salary, and any unvested options would immediately become vested. Each of these agreements prohibits Dr. Jeffs and Messrs. Hadeed and Mahon from accepting employment, consultancy or other business relationships with an entity that directly competes with United Therapeutics for a period of twelve months following his last receipt of compensation from United Therapeutics.

Finally, as amended on December 29, 2004, the agreements provide for the ability of Dr. Jeffs and Messrs. Hadeed and Mahon to resign as officers of United Therapeutics for any reason other than as result of a reason constituting cause in order to take a senior advisory position with the company. If any of Dr. Jeffs or Messrs. Hadeed or Mahon elects to do so, he will be entitled to receive termination compensation as described above and continue to be employed on a full-time basis as a Senior Advisor for up to fifteen years from the date of his resignation, for so long as he is willing and able to provide advisory services, with compensation of $50,000 per year without increase, bonus or other adjustment for each year of service. In the event that either of Dr. Jeffs and Messrs. Hadeed and Mahon chooses to continue his employment as Senior Advisor, he will be obligated to continue to abide by his obligations of confidentiality and non-competition.

Report of the Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee” or “Committee”) oversees United Therapeutics’ compensation plans and policies, annually reviews and approves all executive officers’ compensation decisions, and administers the Company’s stock option plans, including reviewing and approving stock option grants to executive officers. The Compensation Committee’s Charter, which is periodically reviewed and revised by the Compensation Committee and the Board, outlines the specific responsibilities of the Compensation Committee. The Compensation Committee Charter is available for your review on United Therapeutics’ website at http://www.unither.com/corp_gov.asp.

During the fiscal year ended December 31, 2004, the Compensation Committee was comprised of Mr. Causey (Chairman), Dr. Sullivan, Professor Dwek and Mr. Gray. Professor Dwek’s service on the Compensation Committee ended in November 2004 and Mr. Gray joined the Compensation Committee at that time. Each member of the Compensation Committee is an “independent director” under the published listing requirements of The NASDAQ Stock Market, an “outside director” as defined in the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities and Exchange Act of 1934.

The Compensation Committee meets at scheduled times during the year and holds additional meetings from time to time to review and discuss executive compensation issues. The Compensation Committee may also consider and take action by written consent. United Therapeutics’ Human Resources Department supports the Compensation Committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering United Therapeutics’ compensation programs. The Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Committee and determine the compensation of such persons. In 2004, the Committee directly engaged an outside compensation consulting firm to assist the Committee in its review of compensation practices and policies.

Executive Compensation Philosophy

United Therapeutics’ executive compensation program is designed to achieve four primary objectives: 1) attract and retain executive officers capable of leading United Therapeutics to the fulfillment of its business objectives; 2) offer competitive compensation opportunities that reward individual contributions and corporate performance; 3) align the interests of executive officers and stockholders through long-term equity compensation; and 4) ensure that total compensation is commensurate with the performance and value created for stockholders. With respect to key executives, particular attention is paid to preserving the continued employment of top performers to ensure that United Therapeutics’ most important objectives are achieved in as effective and timely a fashion as possible. The Compensation Committee believes that such an approach is critical to promoting stockholder interests in a relatively small and rapidly growing company. The Compensation Committee also places heavy emphasis on pay for performance and believes that substantial portions of total compensation should be at risk. Likewise, outstanding performance should lead to substantial increases in compensation.

The main components used to support these objectives are base salary, cash incentive and stock options. For each of these three elements, United Therapeutics’ strategy has been to examine peer group compensation practices and place United Therapeutics executive officer compensation appropriately, based on the Company’s performance relative to the peer group as well as many other factors, including the executive’s performance, contribution to the advancement of corporate objectives, impact on financial results, development of the management team, and strategic accomplishments. The peer group United Therapeutics examines includes biopharmaceutical and biotech companies that are in a similar range with respect to several metrics, principally market capitalization, revenues, and number of employees. The peer group may, but does not necessarily, include some or all of the companies that are included in the market indices in the graph included under STOCK PRICE PERFORMANCE in this Proxy Statement, as well as labor market competitors and other companies regarded as having executive compensation best practices.

The peer group is reviewed annually by the Compensation Committee and adjustments are made as necessary to ensure the group continues to properly reflect the market in which United Therapeutics competes for talent. The Committee also reviews annually the executive pay practices of these peer companies as reported in industry surveys, public filings of specific companies and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation.

Base Salary

The Compensation Committee believes that increases to base salary should reflect the individual’s performance for the preceding year; his/her pay level relative to similar positions in our peer group, taking performance into account; and the financial condition and prospects of United Therapeutics. After considering the factors above, the Chairman and CEO’s input with respect to the executive officer group (except the Chairman and CEO), and promotions/changes in responsibilities that took place during the year, the Committee approved 2004 salary increases for the executive officers ranging from 10% to 25% of base salary; however, the Chairman and CEO declined her salary increase.

Cash Incentive

United Therapeutics uses the cash incentive program to reward the contribution of the executive officers toward the achievement of key corporate performance milestones. In addition to traditional measures of corporate performance, such as income and revenue growth, the Compensation Committee emphasizes other indicators of performance, such as the progress of United Therapeutics’ research and development programs and corporate development activities. These accomplishments necessarily involve a subjective assessment of corporate performance by the Compensation Committee. Moreover, the Compensation Committee does not base its considerations on any single performance factor, but rather considers a mix of factors and evaluates company and individual performance against that mix.

At the beginning of 2004, the Compensation Committee established bonus targets designed to deliver total cash compensation (base salary plus bonus) that will result in appropriate placement versus peer group practice based on performance. The Committee also considers goals for each executive officer that relate to United Therapeutics’ five strategic objectives which are to: i) develop the best medicines the Company can support; ii) conduct the most insightful, clinically meaningful trials; iii) ensure outcomes are publicized and made aware to the user community; iv) always operate with the highest ethical standards; and v) accomplish all of the above with a financial model that yields top quintile performance relative to peers.

Toward the end of each year, the Compensation Committee reviews each executive officer’s achievement against the goals and determines the incentive award earned. The Compensation Committee validates the resulting payouts by reviewing United Therapeutics’ total cash and performance, based on more traditional financial measures, to the peer group.

The “Summary Compensation Table” in the EXECUTIVE COMPENSATION section above reports bonuses earned by the executive officers for performance in 2004. The Compensation Committee reviewed executive officer performance in 2004 against the goals established at the beginning of the year, and by applying the framework discussed above, authorized payouts for the executive officers that ranged from 80% to 100% of their target annual bonus award.

The Compensation Committee also noted that United Therapeutics’ 2004 performance relative to the peer group exceeded the 75th percentile with respect to the following measures: three-year revenue growth, market capitalization per employee and one-year stock price growth.

In addition to payments under the cash incentive program, the Compensation Committee awarded a $50,000 bonus to each of Messrs. Jeffs, Hadeed and Mahon in recognition of extraordinary accomplishments that were not included as a cash incentive program measure.

Equity Compensation

Equity compensation is a critical component to United Therapeutics’ efforts to attract and retain executives and key employees, encourage employee ownership in United Therapeutics, link pay with performance and align the interests of executive officers with those of stockholders. United Therapeutics provides executive officers and other key employees with a substantial economic interest in the long-term appreciation of United Therapeutics’ common stock through the grant of stock options, subject to vesting restrictions. Options provide value only if United Therapeutics’ stock price increases (which benefits all stockholders), and only if the executive or employee remains with United Therapeutics until his or her options vest. United Therapeutics’ standard practice is to grant options that vest over a three-year period, with options granted to the CEO vesting immediately in accordance with the terms of her employment agreement.

United Therapeutics is sensitive to the concerns of its stockholders regarding the dilutive impact of stock options. Accordingly, United Therapeutics has designed its option grant practices to reflect an appropriate balance between stockholders’ dilution concerns and United Therapeutics’ need to remain competitive by recruiting and retaining high-performing employees.

•       All of United Therapeutics’ equity plans have been approved by stockholders.

•       United Therapeutics’ aggregate stock granting practices are conservative in our industry. Current equity compensation awards to employees, net of forfeitures, as a percentage of United Therapeutics’ outstanding common stock has averaged approximately 3.5% for the last three years. In 2004, the Company granted a total of 672,192 options to employees with a weighted-average grant price of $34.54.

•       Individual stock option awards and the aggregate stock option pool are based on performance. Stock options are awarded to executive officers based upon a subjective evaluation of individual performance and the overall performance of United Therapeutics. Non-executive officer employees receive stock option grants under the Milestone Incentive Bonus Plan. This Plan provides each full-time employee, other than certain key executives, with the opportunity to receive a percentage of their salary, which varies with the employee’s level of responsibility, in stock options for each company-wide milestone achieved. Additionally, a new stock option program was created in 2003 to recognize and provide incentives to mid-level management across United Therapeutics. Twice each calendar year, United Therapeutics executive officers nominate key senior managers to receive a percentage of a dedicated pool of 100,000 stock options, based upon their performance and importance to the company. In 2004, 20 managers each received individual grants ranging from 500 to 14,750 options. All awards were granted under United Therapeutics’ Amended and Restated Equity Incentive Plan.

The Compensation Committee approved 2004 stock option grants for the executive officers as outlined in the EXECUTIVE COMPENSATION section above in the table titled “Option Grants in Last Fiscal Year.” In addition to these stock option awards, United Therapeutics entered into an option exchange program in July 2004 with certain key executives whereby individuals were afforded the opportunity to surrender certain past stock option grants with an exercise price higher than $45.00. In exchange, these executives would receive a new option grant covering the shares tendered in January 2005. Five executives elected to participate in this program and surrendered options covering a total of 560,413 shares with a weighted-average exercise price of $85.79. New options covering the same 560,413 shares were granted in January 2005 with an exercise price of $43.56. The Committee believes this program was appropriate to create a maximum incentive for existing executives to contribute to the success of the Company.

Chief Executive Officer Compensation

The base salary and cash incentive paid to Dr. Rothblatt in 2004 were determined in accordance with the terms of her employment agreement and with United Therapeutics’ compensation philosophy and practices, as previously described. Dr. Rothblatt is eligible to participate in the same compensation plans, including the annual and long-term incentive plans available to other officers and employees of United Therapeutics.

During 2004, United Therapeutics grew its consolidated revenues by approximately 38% compared to 2003 and generated annual net income of $15.5 million compared to an annual net loss of $10.0 million in 2003. These achievements contributed importantly to United Therapeutics’ growth prospects and resulted in excellent share price performance during 2004—a 97% increase in shareholder value. For additional information concerning the United Therapeutics’ share price performance, see STOCK PRICE PERFORMANCE below.

In recognition of Dr. Rothblatt’s 1) longstanding leadership, determination and perseverance, 2) outstanding efforts to grow revenues and achieve profitability in 2004, 3) excellent work in educating and informing investors of United Therapeutics’ improved prospects, and 4) her other accomplishments benefiting United Therapeutics and its stockholders, the Compensation Committee awarded Dr. Rothblatt a salary increase effective January 1, 2005 of $60,000 bringing her total 2005 salary compensation to $660,000 and also awarded her a 2004 year-end cash bonus equal to her target of $300,000.

Long term incentive compensation for the Chief Executive Officer, if any, is based upon increases in United Therapeutics’ market capitalization and is determined in accordance with the annual stock option grant calculation provided in her employment agreement and included in the Amended and Restated Equity Incentive Plan. Prior to granting, the Compensation Committee of the Board may reduce the number of shares covered by these options. For 2004, Dr. Rothblatt was awarded an option to purchase 298,592 shares of common stock. Because Dr. Rothblatt participated in the option exchange program described above under EQUITY COMPENSATION, and the terms of this program prohibited the receipt of a stock option grant between July 18, 2004 and January 19, 2005, this option was awarded in January 2005.

401(k) Plan

United Therapeutics maintains a defined contribution plan (the “401(k) Plan”) which is intended to satisfy the tax qualification requirements of Sections 401(a), 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended. All employees of United Therapeutics are permitted to contribute up to the maximum percentage allowable without exceeding the limits of Code Sections 401(k), 404 and 415 (i.e., $13,000 in 2004 or $14,000 for eligible participants that are 50 or older). All amounts deferred by a participant under the 401(k) Plan’s salary reduction feature vest immediately in the participant’s account. Beginning in 2004, United Therapeutics began making matching contributions equal to twenty percent of the participant’s contributions for employees who have completed six months of employment, with such matching contributions vesting 33 1/3% per year based on years of service with United Therapeutics, not the amount of time an employee has participated in the plan. Therefore, once an employee completes three years of service, his or her account is fully vested. During 2004, United Therapeutics made matching contributions to the four Named Executive Officers totaling approximately $10,000.

Compensation Deductibility Policy

Section 162(m) of the Internal Revenue Code (the “Code”) generally provides that publicly held companies may not deduct compensation paid to the Chief Executive Officer and the four other most highly paid executive officers that exceeds $1 million per officer in a calendar year. Compensation that is “performance-based compensation” within the meaning of the Code does not count toward the $1 million limit. The Compensation Committee has determined that ordinary income recognized by United Therapeutics’ executive officers, as a result of their exercise of stock options granted by the Compensation Committee under the United Therapeutics’ Amended and Restated Equity Incentive Plan having an exercise price at least equal to the fair market value of United Therapeutics’ common stock on the date of grant, qualifies as performance-based compensation as defined under Section 162(m) of the Code. The Compensation Committee has not adopted a policy with respect to the application of Section 162(m) of the Code as to annual cash compensation exceeding $1 million. However, none of the executive officers annual cash compensation exceeded the $1 million limit.

The Compensation Committee believes that the continued commitment and leadership of United Therapeutics’ executive officers through fiscal year 2004 were and continue to be important factors in accomplishing United Therapeutics’ achievements.

Compensation Committee
Christopher Causey (Chair)
Louis Sullivan, M.D.
R. Paul Gray

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

No member of United Therapeutics’ Compensation Committee is a current or former officer or employee of United Therapeutics or any of its subsidiaries, and no director or executive officer is a director or executive officer of any other corporation that has a director or executive officer who is also a director of United Therapeutics.

Stock Option Repricing

In November 2001, the Compensation Committee of the Board of Directors approved a plan to allow employees, including all executive officers except for the Chief Executive Officer, to voluntarily permit up to one-third of their outstanding options to be canceled. The plan was approved because many of the options which had been previously granted had exercise prices that were significantly higher than the then-current market price of United Therapeutics’ common stock and did not provide meaningful stock-based incentive compensation to those employees. In exchange for each canceled option, United Therapeutics granted a new option in May 2002. No guarantees or other promises of remuneration were made to the employees, including executive officers, who agreed to participate.

In June 2004, the Compensation Committee of the Board of Directors approved a similar plan to allow certain employees, including the Chief Executive Officer, to voluntarily permit options to be canceled. The options that qualified for cancellation included only those options issued pursuant to United Therapeutics Amended and Restated Equity Incentive Plan at prices higher than $45.00. In exchange for each canceled option, United Therapeutics granted a new option in January 2005. No guarantees or other promises of remuneration were made to the employees, including executive officers, who agreed to participate.

In the following table, information regarding all repricings of options held by any executive officer during the period from June 17, 1999, the date United Therapeutics became a reporting company under the Securities Exchange Act of 1934, through December 31, 2004, is presented.

Ten Year Option Repricings

		Number of				Length of
		Securities				Original Option
		Underlying	Market Price	Exercise Price		Term Remaining
		Options	at Time of	At Time of	New Exercise	at Date of
Name	Date	Repriced (#)	Repricing	Repricing	Price	Repricing (Years)
Roger Jeffs	5/10/02	10,000	$12.69	$57.13	$12.69	7.9
President and Chief	5/10/02	12,000	12.69	41.56	12.69	7.9
Operating Officer	5/10/02	100,000	12.69	65.06	12.69	8.0
	5/10/02	1,200	12.69	84.88	12.69	8.1
Fred T. Hadeed	5/10/02	9,720	12.69	46.00	12.69	7.7
Executive Vice President	5/10/02	10,000	12.69	63.25	12.69	7.7
for Business Development	5/10/02	10,000	12.69	57.13	12.69	7.9
and Chief Financial Officer	5/10/02	12,000	12.69	41.56	12.69	7.9
	5/10/02	840	12.69	84.88	12.69	8.1
David Walsh	5/10/02	17,533	12.69	46.00	12.69	7.7
Executive VP and Chief	5/10/02	10,000	12.69	57.13	12.69	7.9
Operating Officer for Production	5/10/02	900	12.69	84.88	12.69	8.1

Report of the Audit Committee

The Audit Committee oversees United Therapeutics’ financial reporting process and monitors compliance with its Code of Ethics and Business Conduct on behalf of the Board of Directors. We are all independent directors under the listing standards of NASDAQ and the independence standards set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Audit Committee operates under a written charter, which we review annually and which was adopted by United Therapeutics’ Board of Directors. We have amended our charter to be consistent with the provisions of the Sarbanes-Oxley Act of 2002, as well as the corporate governance rules issued by the Securities and Exchange Commission and NASDAQ, as they relate to audit committee requirements.

We have met and held discussions with management and United Therapeutics’ independent auditors. Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls and disclosure controls and procedures. The audit committee is directly responsible for the appointment, compensation, retention, oversight and termination of United Therapeutics’ independent auditors. Ernst & Young LLP functioned as the independent auditors for 2004. Ernst & Young LLP is responsible for expressing an opinion on (1) the conformity of United Therapeutics’ financial statements with generally accepted accounting principles, (2) the effectiveness of United Therapeutics’ internal control over financial reporting and (3) the effectiveness of management’s assessment of internal control over financial reporting. The Audit Committee does not prepare financial statements or conduct audits.

In conjunction with the December 31, 2004 audited consolidated financial statements, we have:

•       reviewed and discussed United Therapeutics’ 2004 consolidated financial statements with United Therapeutics’ management and Ernst & Young LLP, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for United Therapeutics, and the reasonableness of significant judgments;

•       reviewed and discussed management’s assessments of the effectiveness of internal controls over financial reporting and Ernst & Young LLP’s related assessments and auditing procedures;

•       discussed with Ernst & Young LLP the overall scope of and plans for its audits and reviews. The Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss United Therapeutics’ financial reporting processes and internal accounting controls. We have reviewed all important audit findings prepared by Ernst & Young LLP;

•       discussed with Ernst & Young LLP matters that are required to be discussed by generally accepted auditing standards, including those standards set forth in Statement on Auditing Standards No. 61, Communications with Audit Committees. Ernst & Young LLP also provided to the Audit Committee the written disclosures regarding its independence required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. We also discussed with Ernst & Young LLP any relationships that may have an impact on their objectivity and independence and satisfied ourselves as to Ernst & Young LLP’s independence. We also reviewed and pre-approved the scope and fees for all audit and other services performed by Ernst & Young LLP for United Therapeutics; and

•       met and reviewed with members of senior management and Ernst & Young LLP the certifications provided by the Chief Executive Officer and the Chief Financial Officer under the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission relating to these certifications and the overall certification process.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that United Therapeutics’ audited consolidated financial statements for 2004 and related reports on internal controls be included in United Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee:

R. Paul Gray (Chair)
Christopher Causey
Christopher Patusky

Stock Price Performance

The following table and graph set forth United Therapeutics’ total cumulative stockholder return as compared to the cumulative returns of the NASDAQ US Stock Market Index and the NASDAQ Pharmaceutical Stocks Index. Total stockholder return assumes $100.00 invested at the beginning of the period in the common stock of United Therapeutics, the stocks represented in the NASDAQ US Stock Market Index and the stocks represented in the NASDAQ Pharmaceutical Stocks Index, respectively. Total return assumes reinvestment of dividends, although United Therapeutics has paid no dividends on its common stock. The information on the graph covers the period from December 31, 1999 through December 31, 2004. Historical stock price information shown on the graph below should not be relied upon as indicative of future stock price performance.

COMPARISON OF THE FIVE YEAR CUMULATIVE TOTAL RETURN

AMONG UNITED THERAPEUTICS CORPORATION,
THE NASDAQ US STOCK MARKET INDEX, AND
THE NASDAQ PHARMACEUTICAL STOCKS INDEX

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
United Therapeutics Corporation	$100.00	$32.07	$22.63	$36.30	$49.89	$98.15
NASDAQ US Stock Market Index	$100.00	$60.31	$47.84	$33.07	$49.45	$53.81
NASDAQ Pharmaceutical Stocks Index	$100.00	$124.73	$106.31	$68.69	$100.69	$107.22

Certain Relationships and Related Transactions

Marketing and Consulting Agreements

In February 2003, United Therapeutics entered into an agreement for the development, hosting and maintenance of its www.Remodulin.com website with The Medical Learning Company, Inc., a company controlled by Raymond Kurzweil who is one of three non-independent directors on United Therapeutics’ eight-person Board of Directors. The Medical Learning Company, Inc., is a joint venture with the American Board of Family Practice, the second largest medical specialty board in the United States, and has extensive experience in the design, development and maintenance of Internet-based information resources for physicians. Pursuant to this Agreement, United Therapeutics will pay The Medical Learning Company $29,000 and a continuing payment of $2,000 per month for posting new information to and maintenance of the website. In 2004, United Therapeutics incurred approximately $22,000 under this agreement. The Audit Committee of the Board of Directors approved this transaction.

In September 2002, United Therapeutics entered into a technical services agreement with Kurzweil Technologies, Inc. (“KTI”), a company controlled by Raymond Kurzweil. Pursuant to this agreement, United Therapeutics will pay KTI up to $40,000 monthly for consulting fees and up to $1,000 monthly for reimbursement of expenses for certain telemedicine technology development services. In addition, United Therapeutics will pay KTI a five percent royalty on certain sales of products reasonably attributed to and dependent upon technology developed by KTI under the technical services agreement and which are covered by claims of an issued and unexpired United States patent(s). The agreement may be terminated by United Therapeutics upon 30 days advance notice to KTI and by KTI upon 180 days advance notice to United Therapeutics. During 2004, United Therapeutics incurred approximately $520,000 of fees and expenses related to this agreement. The Audit Committee of the Board of Directors approved this transaction.

United Therapeutics entered into an agreement in 2002 with Raymond Kurzweil to provide strategic consulting services in the field of telemedicine. The value of the agreement is $10,000 annually. In 2002, United Therapeutics entered into an agreement with a company affiliated with Raymond Kurzweil with a total value of $15,000. During 2004, United Therapeutics paid a total of $15,000 under these agreements. The Audit Committee of the Board of Directors approved this transaction.

Receivable from Executive Officer

In April 2002, United Therapeutics agreed to loan $1.3 million to Dr. Roger Jeffs, its President and Chief Operating Officer, to purchase his primary residence, two months before he was elected to the Board of Directors by United Therapeutics’ stockholders. The loan and accrued interest will be due at the end of five years or earlier, in part or in full, if Dr. Jeffs obtains a mortgage on the property, exercises and sells any United Therapeutics stock options, sells any United Therapeutics stock, or sells the property. Interest of 6.5 percent per year will accrue on the note. The loan is secured by the property and all United Therapeutics stock that Dr. Jeffs now owns or hereafter acquires. The Audit Committee and the Compensation Committee of the Board of Directors, as well as the full Board of Directors, approved this transaction. As of December 31, 2004, Dr. Jeffs had repaid approximately $749,000 of outstanding interest and principal on the note, and the note had an outstanding principal balance of approximately $445,000.

Research Agreement

In 2000, United Therapeutics entered into a research agreement with University of Oxford and an agreement for consulting services with Isis Innovation Limited (formerly Oxford University Consulting) with respect to the development of United Therapeutics’ iminosugar platform. United Therapeutics incurred approximately $544,000 in expenses during 2004 under these agreements. Under the research agreement, United Therapeutics is required to pay the University of Oxford a royalty equal to 1.5% percent of net sales of products arising from the research, less certain offsets. Professor Raymond Dwek, a director of United Therapeutics, also serves as Chairman of the Department of Biochemistry at the University of Oxford, and is a co-discoverer of United Therapeutics’ iminosugar drug platform and a co-principal investigator under the research agreement with University of Oxford. These agreements were entered into prior to the date that Professor Dwek became a director of United Therapeutics. The Board of Directors has determined that Professor Dwek is “independent” under Rule 4200(a)(15) of the NASDAQ listing standards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires United Therapeutics’ directors, executive officers and 10% stockholders to file reports of ownership of equity securities of United Therapeutics with the Securities and Exchange Commission and to furnish copies of all such reports to United Therapeutics. United Therapeutics routinely assists its officers and directors in preparing and filing these reports. To United Therapeutics’ knowledge, based solely on review of the copies of such reports furnished to it, United Therapeutics believes that for the fiscal year ended December 31, 2004, all such filing requirements were met.

Voting Procedures

Shares can be voted only if the stockholder is present in person or by proxy. Whether or not a stockholder plans to attend in person, he or she is encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of United Therapeutics at 1110 Spring Street, Silver Spring, Maryland 20910, a written notice of revocation or a fully executed proxy bearing a later date, or by attending the meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions, “broker non-votes” (i.e., shares held by brokers or nominees that are represented at the meeting but with respect to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) and proxies that are marked “without authority” with respect to the election of any one or more nominees for election as directors will be counted as present in determining whether the quorum requirement is satisfied.

Directors are elected by a plurality of the affirmative votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Consequently, any shares represented at the Annual Meeting but not voted for any reason have no impact on the election of directors. Cumulative voting is not permitted in the election of directors.

Independent Registered Public Accounting Firm

Ernst & Young LLP has acted as United Therapeutics’ independent registered public accounting firm since the Audit Committee of the Board of Directors engaged the firm in September 2003, succeeding KPMG LLP, and has been selected by the Audit Committee to act as such for 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosures

On August 29, 2003, United Therapeutics dismissed KPMG LLP, and on September 8, 2003 engaged Ernst & Young LLP to serve as the United Therapeutics’ independent public accountants to audit its financial statements for the fiscal year ended December 31, 2003. The decision to dismiss KPMG LLP and engage Ernst & Young LLP was made by United Therapeutics’ Audit Committee. KPMG LLP’s audit reports on United Therapeutics’ consolidated financial statements as of and for each of the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles other than reference to a change in accounting principle in KPMG LLP’s report on United Therapeutics’ 2002 consolidated financial statements which included an explanatory paragraph which referred to United Therapeutics’ adoption of SFAS No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002. During United Therapeutics’ fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through August 29, 2003, there were no disagreements between United Therapeutics and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports. During United Therapeutics’ fiscal years ended December 31, 2001, and 2002 respectively, and the subsequent interim period through September 8, 2003, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred. During United Therapeutics’ fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through September 8, 2003, the date on which Ernst & Young LLP was engaged, United Therapeutics did not consult with Ernst & Young LLP regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

Principal Accountant Fees and Services

Audit Fees

Audit Fees are fees billed for professional services rendered for the audit of United Therapeutics’ consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young LLP in connection with registration statements. The aggregate Audit Fees for the fiscal years ended December 31, 2004 and 2003 were approximately $307,000 and $110,000, respectively.

Audit Related Fees

Audit-Related Fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of United Therapeutics’ consolidated financial statements and are not reported as “Audit Fees.” The aggregate Audit Related Fees for the fiscal years ending December 31, 2004 and 2003 were approximately $39,000 and none, respectively.

Tax Fees

Tax Fees are fees billed for professional services for tax compliance, tax advice and tax planning. The aggregate Tax Fees paid to Ernst & Young LLP for the fiscal years ended December 31, 2004 and 2003 were approximately $37,000 and $31,000, respectively.

All Other Fees

All Other Fees paid to Ernst & Young LLP related to consultations on accounting matters and totaled approximately $56,000 and none for the fiscal years ended December 31, 2004 and 2003, respectively.

The Audit Committee of the Board of Directors has considered and determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence. Since Ernst & Young LLP’s appointment as United Therapeutics’ independent auditors, the Audit Committee has pre-approved all of the services performed by Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter to the Audit Committee prior to December 31 of each year, outlining the scope of the proposed audit and related audit fees. The Audit Committee reviews the letter, negotiates with and formally engages the auditor.

For non-audit services, United Therapeutics’ senior management may submit from time to time to the Audit Committee for approval non-audit services which it recommends that the Audit Committee engage the independent auditor to provide. United Therapeutics’ senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request. The Audit Committee must approve both permissible non-audit services and the budget for such services. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

The Audit Committee also delegates pre-approval authority to its Chairman. The Chairman reports any decisions made in accordance with such authority to the Audit Committee at its next scheduled meeting.

Stockholder Proposals

Stockholder proposals intended for inclusion in United Therapeutics’ proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders must be received by United Therapeutics by overnight mail, acceptance signature required, no later than January 8, 2006 and must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in United Therapeutics’ proxy statement and form of proxy relating to that meeting.

In order for a stockholder to bring other business before the 2006 annual stockholders meeting, timely notice must be given to United Therapeutics in advance of the meeting. Such notice must be given no later than ninety (90) days nor more than one hundred and twenty (120) days before the 2006 annual stockholders meeting unless notice of the date of that meeting is provided to the stockholders less than one hundred (100) days prior to the meeting in which case notice of a proposal delivered by a stockholder must be received by our Secretary no later than ten days following the date on which notice of the date of the 2006 annual stockholders meeting was mailed or disclosed to stockholders. Such notice must include a description of the proposed business, the reason for conducting the proposed business at the meeting and other matters as specified in United Therapeutics’ Amended and Restated Bylaws. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in United Therapeutics’ proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by proxies designated by United Therapeutics. All notices of proposals must be given by overnight mail, acceptance signature required, to United Therapeutics Corporation, Attention: Secretary, 1110 Spring Street, Silver Spring, Maryland 20910.

United Therapeutics will furnish a copy of United Therapeutics’ Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws to any stockholder without charge upon written request to the Corporate Secretary by the stockholder.

Director Nominations

In order for a stockholder to nominate a director for election at the 2006 Annual Meeting of Stockholders, United Therapeutics’ Amended and Restated Bylaws require that the stockholder give timely detailed notice of the nomination to United Therapeutics in advance of the meeting. Such notice must be given no later than ninety (90) days nor more than one hundred and twenty (120) days before the 2006 annual stockholders meeting unless notice of the date of that meeting is provided to the stockholders less than one hundred (100) days prior to the meeting in which case notice of a proposal delivered by a stockholder must be received by our Secretary no later than ten days following the date on which notice of the date of the 2006 annual stockholders meeting was mailed or disclosed to stockholders. In addition, the notice must meet all other requirements contained in United Therapeutics’ Amended and Restated Bylaws.

The Nominating and Governance Committee of the Board does not have a specific policy with respect to considering any director candidates recommended by stockholders, believing that it is more appropriate to rely on its network of contacts for identifying and evaluating potential director candidates. To be considered by the Nominating Committee, a director candidate shall meet the following minimum criteria:

•       personal and professional integrity;

•       a record of exceptional ability and judgment;

•       ability and willingness to devote the required amount of time to United Therapeutics’ affairs;

•       interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long- term interests of United Therapeutics’ stockholders;

•       reasonable knowledge of the fields of United Therapeutics’ operations, as well as familiarity with the principles of corporate governance;

•       expertise required by Board committees;

•       confidence that the candidate is capable of working constructively on the Board and with management; and

•       absence of any personal or professional relationships that would adversely affect their ability to serve the best interests of United Therapeutics and its stockholders.

Once such potential nominees have been identified, the Nominating and Governance Committee, with the help of the General Counsel, screens candidates, performs reference checks, prepares a biography of each candidate for the Nominating and Governance Committee to review and conducts interviews. The Nominating and Governance Committee and United Therapeutics’ Chief Executive Officer interview the identified candidates and, in accordance with its Charter, the Nominating and Governance Committee selects nominees that best suit the Board’s needs to recommend to the full Board.

Annual Report

A copy of United Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2004 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. In addition, stockholders may obtain additional copies of United Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2004 as filed with the

Securities and Exchange Commission without charge by mailing a request to United Therapeutics Corporation, Attention: Vice President, Investor Relations, 1110 Spring Street, Silver Spring, Maryland 20910. The Form 10-K includes certain exhibits that will be provided only upon payment of a fee covering United Therapeutics’ reasonable expenses.

Code of Ethics

United Therapeutics has a written Code of Conduct and Ethics that applies to its principal executive officer, principal financial officer, its principal accounting officer and every other director, officer and employee of United Therapeutics. The Code of Conduct and Ethics is available on United Therapeutics’ Internet website at www.unither.com. A copy of the Code of Conduct and Ethics will be provided free of charge by making a written request and mailing it to United Therapeutics’ corporate headquarters to the attention of Investor Relations Department. If any amendment to, or a waiver from, a provision of the Code of Conduct and Ethics that applies to the principal executive officer, principal financial officer and principal accounting officer is made, such information will be posted on United Therapeutics’ Internet website at www.unither.com.

Other Matters

Management knows of no matters to be presented for action at the Annual Meeting other than as presented above. However, if any other matter properly comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such matters in accordance with their judgment of the best interests of United Therapeutics.

May 9, 2005

UNITED THERAPEUTICS CORPORATION
Proxy for 2005 Annual Meeting of Stockholders to be Held on June 29, 2005

The undersigned holder of the common stock of United Therapeutics Corporation hereby names, constitutes and appoints Martine A. Rothblatt and Paul A. Mahon, and each of them, with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the 2005 Annual Meeting of the Stockholders of United Therapeutics Corporation to be held on Wednesday, June 29, 2005 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on May 2, 2005, with all the powers that the undersigned would possess if the undersigned were personally present.

THIS PROXY IS BEING SOLICITED
ON BEHALF OF THE BOARD
OF DIRECTORS

PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED REPLY ENVELOPE

(Continued and to be SIGNED on the reverse side)

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1. Election of Class III Directors Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.	FOR all nominees listed, except as marked to the contrary ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	Nominees: Class III: Raymond Dwek Roger Jeffs Christopher Patusky THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to United Therapeutics at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

2. The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.

IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGEMENT. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

The undersigned acknowledges receipt from United Therapeutics prior to the execution of this proxy of the Notice of Annual Meeting of stockholders, a Proxy Statement and the 2004 Annual Report to stockholders.

DATED	STOCKHOLDER (print name)
STOCKHOLDER (sign name)

I do ☐ do not ☐ plan to attend the meeting. (Please check one.)

NOTE:

Please sign exactly as the names(s) appear on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If stockholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title.

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